Exhibit 3.1

FIFTH AMENDED AND RESTATED

BYLAWS

OF

MERIT MEDICAL SYSTEMS, INC.

May 14, 2026

ARTICLE I. OFFICES

The Corporation may have such offices, either within or without the State of Utah, as the Board of Directors may designate or as the business of the Corporation may require from time to time. The registered office and principal office of the Corporation required by the Utah Revised Business Corporation Act (as amended and including any successor statute, the “Act”) may be changed by the Board of Directors from time to time and upon notice in the proper form to the Utah Division of Corporations and Commercial Code.

ARTICLE II. SHAREHOLDERS

Section 1.Annual Meeting. The annual meeting of the shareholders shall be held on a date and at a time designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2.Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chief Executive Officer or by the Board of Directors, and shall be called by the Chief Executive Officer at the request of the holders of not less than one-tenth (1/10) of all outstanding shares of the Corporation entitled to vote at the meeting.

Section 3.Place of Meeting. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. Notwithstanding the foregoing, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication: (i) participate in a meeting of shareholders, and (ii) be deemed present in person and vote at a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (B) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation. References in these Bylaws to the “place” of a meeting of shareholders shall be deemed to include a meeting by means of electronic communications.

Section 4.Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail or by any method of electronic communication permitted by applicable law, by or at the direction of the Chief Executive Officer, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

Section 5.Closing of Transfer Books and Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, not less than ten (10) days, but not to exceed, in any case, sixty (60) days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date of which the particular action, requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 6.Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof.

Section 7.Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

Section 8.Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Any shareholder soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved exclusively for the Board of Directors.

Section 9.Voting of Shares. Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10.Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 11.Transaction of Business at Meeting. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 11.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting of shareholders, nor earlier than the close of business on the 150th day in advance of the anniversary date of the previous year’s annual meeting of shareholders; provided, however, that if the Corporation did not hold an annual meeting of shareholders the previous year, or if the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class and series and number of shares of each class and series of stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

In addition, notwithstanding anything in this Section 11 to the contrary, a shareholder intending to nominate one or more persons for election as a director at an annual or special meeting of shareholders must comply with Section 11 of Article III for such nominations to be properly brought before such meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any shareholder of any such business. If the presiding officer of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer of the annual meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

No business shall be conducted at a special meeting of shareholders except for such business as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE III. BOARD OF DIRECTORS

Section 1.General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2.Number, Tenure and Qualifications. The Board of Directors shall consist of such number of members, which number shall not be less than three and not more than eleven as may be determined and established from time to time by the Board of Directors and shall be divided into three classes, as nearly equal in size as possible. No increase in the maximum number of members shall be made except upon the affirmative vote of not less than two-thirds of the outstanding capital stock of the Corporation entitled to vote thereon.

Section 3.Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place and/or manner as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Utah, for the holding of additional regular meetings without other notice than such resolution.

Section 4.Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Utah, as the place for holding any special meeting of the Board of Directors called by them. Meetings of the Board of Directors or any committee may be held by means of telephone or video conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 4 shall constitute presence in person at such meeting.

Section 5.Notice. Notice of any special meeting of the Board of Directors shall be given by oral, telegraphic, written, electronic-mail or other electronic notice duly given, sent or mailed to each director not less than twenty-four (24) hours before such meeting. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7.Manner of Acting. The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present.

Section 8.Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

Section 9.Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 10.Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be provided such compensation as the Board of Directors or a duly authorized committee thereof determines is appropriate. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation for such service.

Section 11.Nominations of Directors by Shareholders. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 11 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 11.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not later than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting of shareholders, nor earlier than the close of business on the 150th day in advance of the anniversary date of the previous year’s annual meeting of shareholders; provided, however, that if the Corporation did not hold an annual meeting of shareholders the previous year, or if the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation and employment of the person, (iii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or in any law or statute replacing such section), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice, (v) a statement confirming whether, the shareholder, beneficial owner, or any control person intends, or is part of a group that, in the case of the nomination, intends to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 under the Exchange Act, including but not limited to, delivering a proxy statement and form of proxy and soliciting at least the percentage of the voting power of all of the shares of the stock of the Corporation required under applicable law to elect the nominee, (vi) a written statement and agreement executed by each nominee that the nominee has read and agrees to adhere to the Corporation’s Code of Conduct and Ethics and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading, and (vi) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (or in any law or statute replacing such section) and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 11. If the presiding officer of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer of the annual meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 12.Majority Voting. A nominee for director shall be elected to the Board of Directors if a majority of the votes cast are in favor of such nominee’s election; provided, however, that, if the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of shareholders held to elect directors and entitled to vote on such election of directors. For purposes of this Section 12, a majority of votes cast means that the number of shares voted “for” the election of a director must exceed the number of votes cast “against” the election of that director. If an incumbent director is not re-elected, the director shall tender his or her resignation to the Board of Directors. The committee of the Board of Directors responsible for director nominations (the “Governance Committee”) will make a recommendation to the Board of

Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the recommendation of the Governance Committee and publicly disclose its decision within 90 days from the date of the certification of the election results. An incumbent director who tenders his or her resignation to the Board of Directors pursuant to this Section 12 will not participate in the decision of the Board of Directors.

Section 13Committees of Directors. The Board of Directors may, by resolution passed by a majority of directors fixed by Section 2 of this Article III, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may exercise, to the extent specified by the Articles of Incorporation or these Bylaws and authorized by the Board of Directors, the authority of the Board of Directors under Section 16-10a-801 of the Utah Revised Business Corporation Act (the “Act”), except as otherwise provided by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

ARTICLE IV. OFFICERS

Section 1.Number. The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary, and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Other officers and assistant officers as may be deemed necessary or appropriate may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of Chief Executive Officer and Secretary.

Section 2.Term of Office. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving notice of their resignation in writing, or by electronic transmission, to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

Section 3.Chief Executive Officer. The Chief Executive Officer shall, subject to the Board of Directors, in general supervise and control all of the business and affairs of the Corporation. He or she may sign, with the secretary of any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.President. The President shall be subject to the direction and supervision of the Chief Executive Officer, assist the Chief Executive Officer and perform such duties as may be assigned by the Chief Executive Officer or by the Board of Directors. Such officer shall, at the request of the Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, perform the duties of the Chief Executive Officer and when so acting, shall have all the powers of and be subject to all the restrictions on the Chief Executive Officer.

Section 5.Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation, if such a seal has been adopted by the Board of Directors, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the address of each shareholder; (e) sign with the Chief Executive Officer, the president, or the vice-president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation, to the extent not delegated to a transfer agent; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.

Section 6.Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or by the Board of Directors.

Section 7.Other Officers. Such other officers as the Board of Directors may elect or appoint shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to appoint such other officers and to prescribe their respective duties and powers.

Section 8.Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE V. CERTIFICATES FOR SHARE AND THEIR TRANSFER

Section 1.Certificates for Shares. The shares of the Corporation may be certificated or uncertificated. If certificated, certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent, or registrar who has signed such a certificate ceases to be an officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if the signatory were still such at the date of its issue.

Section 2.Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

ARTICLE VI. FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

ARTICLE VII. DIVIDENDS

The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE VIII. CORPORATE SEAL

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, “Corporate Seal.”

ARTICLE IX. WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE X. AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors or by the shareholders at any regular or special meeting.

ARTICLE XI. INDEMNIFICATION

Section 1.Definitions. As used in this Article XI:

(a)“Corporation” includes any domestic or foreign entity that is a predecessor of the Corporation by reason of a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(b)“Director” means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee fiduciary, or agent of another Corporation or other person or of an employee benefit plan. A director is considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. “Director” includes, unless the context requires otherwise, the estate or personal representative of a director.

(c)“Expenses” include counsel fees.

(d)“Liability” means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses.

(e)“Officer,” “employee,” “fiduciary,” and “agent” include any person who, while serving the indicated relationship to the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, fiduciary, or agent of another Corporation or other person or of an employee benefit plan. An officer, employee, fiduciary, or agent is considered to be serving an employee benefit plan at the Corporation’s request if the person’s duties to the Corporation also impose duties on, or otherwise involve services by, that person to the plan or participants in, or beneficiaries of the plan. Unless the context requires otherwise, such terms include the estates or personal representatives of such persons.

(f)“Official capacity” means: (i) when used with respect to a director, the office of director in the Corporation; and (ii) when used with respect to a person other than a director, as contemplated in Section 7, the office in the Corporation held by the officer of the employment, fiduciary, or agency relationship undertaken by him or her on behalf of the Corporation. “Official capacity” does not include service for any other corporation, other person, or employee benefit plan.

(g)“Party” includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(h)“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 2.Authority to Indemnify Directors.

(a)Except as provided in Subsection 2(d), or except to the extent that the indemnification provisions of this Article XI are inconsistent with the indemnification provisions of this Corporation’s Articles of Incorporation, the Corporation shall indemnify an individual made a party to a proceeding because he or she is or was a director, against liability incurred in the proceeding if:

(i)his or her conduct was in good faith; and

(ii)he or she reasonably believed that his or her conduct was in, or not opposed to, the Corporation’s best interests; and

(iii)in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful.

(b)A director’s conduct with respect to any employee benefit plan for a purpose he or she reasonably believed to be in or not opposed to the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of Subsection 2(a)(ii).

(c)The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

(d)The Corporation may not indemnify a director under this section:

(i)in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation; or

(ii)in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

(e)Indemnification permitted under this Section 2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 3.Mandatory Indemnification of Directors. The Corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he or she was a party because he or she is or was a director of the Corporation, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.

Section 4.Advance of Expenses for Directors.

(a)The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

(i)the director furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct described in Section 2;

(ii)the director furnishes to the Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

(iii)a determination is made that the facts then known to those making the determination would not preclude indemnification under this part.

(b)The undertaking required by Subsection 4(a)(ii) must be an unlimited general obligation of the director but need not be secured and shall be accepted without reference to financial ability to make repayment.

(c)Determination of payments under this section shall be made in the manner specified in Section 6.

Section 5.Court-Ordered Indemnification of Directors. A director of the Corporation who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

(a)if the court determines that the director is entitled to mandatory indemnification, in which case the court shall also order the Corporation to pay the director’s reasonable expenses incurred to obtain court-ordered indemnification; and

(b)if the court determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the applicable standard of conduct set forth in Section 2 or was adjudged liable as described in Subsection 2(d), the court may order indemnification as the court determines to be proper, except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in Subsection (d) is limited to reasonable expenses incurred.

Section 6.Determination of Indemnification of Directors.

(a)The Corporation may not indemnify a director under Section 2 unless a determination has been made in the specific case that indemnification of the director is permissible in the circumstances because the director has met the applicable standard of conduct set forth in Section 2. A Corporation may advance expenses to a director under Section 4 after the written affirmation and undertaking required by Subsection 4(a)(ii) are received and the determination required by Subsection 4(a)(iii) has been made.

(b)The determinations required by Subsection 6(a) shall be made:

(i)by the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum; or

(ii)if a quorum cannot be obtained as contemplated in Subsection 6(b)(i), by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of directors for the committee; or

(iii)by special legal counsel:

(1)selected by the board of directors or its committee in the manner prescribed in Subsection 6(b)(i) and (ii); or

(2)if a quorum of the board of directors cannot be obtained under Subsection 6(b)(i) and a committee cannot be designated under Subsection (b)(ii), selected by a majority vote of the full board of directors, in which selection directors who are parties to the proceeding may participate; or

(iv)by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares (as defined in the Act) present in person or by proxy at a meeting.

(c)A majority of the votes entitled to be cast by the holders of all qualified shares constitutes a quorum for purposes of action that complies with this section. Shareholders’ action that otherwise complies with this section is not affected by the presence of holders, or the voting, of shares that are not qualified shares.

Section 7.Indemnification of Officers, Employees, Fiduciaries, and Agents.

(a)the Corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the Corporation to the same extent as to a director; and

(b)the Corporation may also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy and if provided for by specific action of the board of directors, or contract.

Section 8.Insurance. The Corporation may purchase and maintain liability insurance on behalf of a person who is or was an incorporator, director, officer, employee, fiduciary, or agent or the Corporation, or who, while serving as an incorporator, director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as an incorporator, director, officer, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by him in that capacity or arising from his status as an incorporator, director, officer, employee, fiduciary, or agent, whether or not the Corporation has the power to indemnify him against the same liability under applicable law.

Section 9.Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and, to the extent set forth herein, advancement of expenses, provided by or granted pursuant to this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Act, the Articles of Incorporation, the Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in this Article XI shall be made to the fullest extent permitted by law. The provisions of this Article XI shall not be deemed to preclude the indemnification of any person who is not specified in this Article XI but whom the Corporation has the power or obligation to indemnify under the provisions of the Act, or otherwise.

Section 10.Survival of Indemnification and Advancement of Expenses. The indemnification and, to the extent applicable, advancement of expenses provided by or granted pursuant to this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11.Limitation on Indemnification. Notwithstanding anything contained in this Article XI to the contrary, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any incorporator, director, officer, employee, fiduciary or agent (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 12Savings Clause. If this Article XI or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each officer and director as to expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether internal or external, including without limitation a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

ARTICLE XII. FORUM FOR DISPUTES

Section 1.Forum for Adjudication of Disputes.

(a)Unless the Corporation consents in writing to the selection of an alternative forum, the state courts of the State of Utah (or, if no state court located within the State of Utah has jurisdiction, the federal district court for the State of Utah) shall, to the fullest extent permitted by law, be the sole and exclusive forum for:

(i)any derivative action or proceeding brought on behalf of the Corporation;

(ii)any action asserting a claim for breach of a fiduciary duty owed by any current or former director, officer, employee, or shareholder of the Corporation to the Corporation or the Corporation’s shareholders;

(iii)any action asserting a claim arising pursuant to any provision of the Act, the Articles of Incorporation, or these bylaws (as either may be amended or restated) or as to which the Act confers jurisdiction on one or more state courts in the State of Utah;

(iv)any action asserting a claim governed by the internal affairs doctrine; or

(v)any action asserting a claim relating to the business of the Corporation, the conduct of its affairs, or the rights or powers of the Corporation or its shareholders, directors, or officers;

in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants therein.

If any action the subject matter of which is within the scope of this Section 1 is filed in a court other than a court located within the State of Utah (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Utah in connection with any action brought in any such court to enforce this Section 1 (an “Enforcement Action”); and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 9.

Section 2.Securities Act Claims. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 2(b)

[Signature page follows]

IN WITNESS WHEREOF, these Fifth Amended and Restated Bylaws have been executed by the Corporation as of the date first written above.

MERIT MEDICAL SYSTEMS, INC.,
a Utah Corporation

By:	/s/ Brian G. Lloyd
	Name:	Brian G. Lloyd
	Title:	Chief Legal Officer and Secretary

[Fifth A&R Bylaws – Signature Page]